QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(1)(C)

        NOTICE OF GUARANTEED DELIVERY

FOR

TENDER OF SHARES OF COMMON STOCK
(Including the Associated Rights to Purchase Preferred Shares)

OF

TOM BROWN, INC.

TO

PLAZA ACQUISITION II CORP.,
AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

ENCANA CORPORATION

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates"), evidencing shares of common stock, par value $.10 per share ("Shares"), of Tom Brown, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to The Bank of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. All references herein to "Shares" include the associated rights to purchase shares of preferred stock issued pursuant to the First Amended and Restated Rights Agreement, dated March 1, 2001, as amended, between the Company and EquiServe Trust Company, N.A., as rights agent. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, or facsimile transmission to the Depositary. See "Section 3—Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase."

The Depositary for the Offer is:

The Bank of New York

By Mail:	By Facsimile Transmission:	By Overnight Courier:
The Bank of New York Tom Brown, Inc. P.O. Box 859208 Braintree, MA 02185-9208	(781) 380-3388 To Confirm Facsimile Transmissions: (For Eligible Institutions Only)	The Bank of New York Tom Brown, Inc. 161 Bay State Road Braintree, MA 02184
(781) 843-1833, Ext. 0
By Hand:
The Bank of New York Reorganization Services 101 Barclay Street Receive and Deliver Window Street Level New York, NY 10286

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Plaza Acquisition II Corp., a Delaware corporation and an indirect wholly owned subsidiary of EnCana Corporation, a Canadian corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 21, 2004 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in "Section 3—Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

Number of Shares:
Certificate Nos. (If Available):

Signature(s) of Holder(s)
Dated: ______________, 2004
Please Type or Print
Address
Zip Code
Daytime Area Code and Telephone No.
☐
Check this box if Shares will be delivered by book-entry transfer:

Book-Entry Transfer Facility

Account No.: ____________________________________________________

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, confirmation of the book-entry transfer of such Shares in the Depositary's account and The Depositary Trust Company, together with an Agent's Message (as defined in the Offer to Purchase), in each case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must delivery the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Authorized Signature
Address:
Zip Code
Area Code and Tel. No.:
Name:
Please Type or Print
Title:

Dated: ______________, 2004

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
SHARE CERTIFICATES SHOULD BE SENT WITH YOUR
LETTER OF TRANSMITTAL.

QuickLinks

GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)